UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2023

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.       Results of Operations and Financial Condition.

On April 13, 2023, Tabula Rasa HealthCare, Inc. (the “Company”) issued a press release reporting, among other matters, certain preliminary earnings results for the quarter ended March 31, 2023. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 2.02 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not to be incorporated by reference into any filing of the Company.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Brian W. Adams, the Company’s current President and Interim Chief Executive Officer, as the Company’s Chief Executive Officer, and as a Class I member of the Board, upon approving an increase in the size of the Board from nine to ten members (the “Appointments”). The Appointments were effective as of April 13, 2023.

Mr. Adams, 42, has served as the Company’s Interim Chief Executive Officer since September 13, 2022. Mr. Adams’ biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) was previously disclosed under Item 5.02 of the Current Report on Form 8-K and Amendment No. 1 on Form 8-K/A filed by the Company with the Securities and Exchange Commission on November 12, 2021 and December 17, 2021, respectively, and is incorporated herein by reference. As previously disclosed, there are no family relationships between Mr. Adams and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Adams that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Adams and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer.

In connection with the Appointments and retroactively effective as of April 1, 2023, the Compensation Committee of the Board (the “Committee”) approved an increase to Mr. Adams’ annual base salary from $450,000 to $500,000, and an increase in his target bonus under the Company’s Annual Incentive Plan from 75% to 100% of his annual base salary (collectively, the “Compensation Changes”).

The Committee will consider certain changes to Mr. Adams’ existing Change-in-Control and Severance Agreement, dated as of January 1, 2018 (the “CIC Agreement”), in addition to the above noted Compensation Changes. Changes or amendments to the CIC Agreement in connection with the Appointments have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

Item 7.01.       Regulation FD Disclosure.

On April 13, 2023, the Company issued a press release announcing, among other things, preliminary estimated first quarter 2023 revenues and the appointment of Mr. Adams as President and Chief Executive Officer and a Class I member of the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Tabula Rasa HealthCare, Inc. issued April 13, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Brian W. Adams
President and Chief Executive Officer

Dated: April 13, 2023